UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

OSR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OSRH	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OSRHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Global Exclusive License Agreement

On April 29, 2026, OSR Holdings, Inc. (the “Company”), together with its wholly-owned subsidiary Vaximm AG (“Vaximm”), entered into a Global Exclusive License Agreement (the “License Agreement”) with BCM Europe AG (“BCME”), the Company’s largest shareholder.

Accordingly, the License Agreement constitutes a related party transaction and was approved by the Board, including independent directors, following consideration of an independent fairness opinion provided by Avance Life Sciences AG.

Pursuant to the License Agreement:

●	The Company grants BCME an exclusive, worldwide license to develop and commercialize VXM01, an oral DNA-based cancer immunotherapy platform.

●	BCME is responsible for funding, development, regulatory activities, and commercialization, including entering into sublicensing arrangements.

●	BCME is obligated to pay the Company milestone payments of up to $815,000,000 in the aggregate upon the achievement of specified clinical, regulatory, and commercial milestones.

●	The License Agreement includes a royalty pass-through structure, pursuant to which BCME will remit royalties received from any ultimate licensee to the Company following recovery of certain investment returns.

●	The License Agreement also provides the Company with an equity put option, pursuant to which the Company may require BCME to purchase up to $15,000,000 of the Company’s common stock at a price of $10.00 per share, exercisable during a specified period following the effective date of the License Agreement.

●	In addition, the parties have agreed to enter into a separate asset purchase agreement, pursuant to which the Company is expected to acquire certain intellectual property rights relating to VXM01 from Vaximm for an aggregate purchase price of $30,000,000, subject to the negotiation and execution of definitive documentation.

The License Agreement also contains customary provisions relating to development obligations, intellectual property, governance (including a joint steering committee), representations and warranties, indemnification, and termination.

Pledge Agreement

On April 29, 2026, in connection with the License Agreement, the Company entered into a Pledge Agreement (the “Pledge Agreement”) with BCME and its affiliates, Bellevue Capital Management LLC and Bellevue Global Life Sciences Investors LLC (collectively, the “Pledgors”).

Pursuant to the Pledge Agreement:

●	The Pledgors agreed to pledge 9,974,728 shares of the Company’s common stock as collateral security in favor of the Company.

●	The pledge secures BCME’s obligations to make milestone payments under the License Agreement.

●	The Pledge Agreement creates a first-priority security interest in the pledged shares under applicable provisions of the Uniform Commercial Code.

●	Due to existing lock-up restrictions, the pledge will become effective on February 15, 2028, following the expiration of such restrictions.

●	Upon the occurrence of an event of default, the Company may exercise customary secured party remedies, including enforcement against the pledged shares.

The foregoing descriptions of the License Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 29, 2026, OSR Holdings, Inc. (the “Company”) issued a press release announcing the execution of the Global Exclusive License Agreement with BCM Europe AG and related transactions.

A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Global Exclusive License Agreement, dated April 29, 2026
10.2	Pledge Agreement, dated April 29, 2026
99.1	Press Release, dated April 29, 2026, titled “OSR Holdings Executes Definitive $815 Million Global License Agreement for VXM01 with BCM Europe”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2026

OSR HOLDINGS, INC.

By:	/s/ Kuk Hyoun Hwang
	Name:	Kuk Hyoun Hwang
	Title:	Chief Executive Officer

4